Exhibit 99.1

NEWS RELEASE

For Immediate Release
December 16, 2020

For Further Information Contact:
Charles Hageboeck, President & CEO
(304) 769-1102

City Holding Company Increases Quarterly
Dividend On Common Shares

    Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ: CHCO), a $5.5 billion bank holding company headquartered in Charleston, today declared a dividend of 58 cents per common share for shareholders of record as of January 15, 2021. The dividend is payable on January 29, 2021. The dividend represents a 1.75% increase from the 57 cents per share cash dividend paid in the third quarter of 2020.

    “I am very pleased with the Board's decision to once again increase the quarterly cash dividend,” stated Charles (Skip) Hageboeck, President and CEO. “This increase reaffirms the Company's commitment of returning value to its shareholders. The decision to increase the dividend to $2.32 on an annualized basis is based on the Company's current strong capital and liquidity position, our financial performance during 2020, and our confidence in the Company's ability to sustain this performance.”

    City is covered by analysts at Boenning & Scattergood, Inc., D.A. Davidson & Co., Hovde Group, LLC, Keefe, Bruyette & Woods Inc., Piper Sandler, and Stephens Inc. The mean analyst estimate for 2021 earnings is $4.02 per share. With this increase in the dividend rate, City’s dividend payout ratio will approximate 55% of earnings estimates and affirms our commitment to return our profits to our shareholders. Over the last five years, City has returned approximately 79% of its earnings to shareholders either through dividends, share repurchases or cash acquisitions.

    City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio. The Company’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “CHCO”.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.